UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 25, 2005 (July 22, 2005)
Quiksilver, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-15131 (Commission File Number)	33-0199426 (IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA (Address of principal executive offices)	92649 (Zip Code)
Registrant’s telephone number, including area code:
(714) 889-2200

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
     Senior Notes. On July 22, 2005, Quiksilver, Inc. (the “Company”) entered into an indenture (the “Indenture”) with Wilmington Trust Company, as trustee, under which the Company issued $400,000,000 aggregate principal amount at maturity of its 6 7/8% Senior Notes due 2015 (the “Notes”). The Notes are guaranteed on a senior unsecured basis by each of the Company’s domestic subsidiaries that guarantees any of its indebtedness or its subsidiaries indebtedness, or is an obligor under its existing senior secured credit facility (the “Guarantors”).
     The Notes were sold in private placement transactions, have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold absent registration or an applicable exemption from registration requirements.
     The Company will use the net proceeds of the offering along with additional borrowings under its existing credit facility to finance, in part, its acquisition of Skis Rossignol S.A., to repay certain indebtedness and to pay related fees and expenses in connection with the acquisition and related financing transactions.
     The Notes will mature on April 15, 2015. Interest on the Notes is payable on April 15 and October 15 of each year, beginning on October 15, 2005. The Company may redeem some or all of the Notes at any time on or after April 15, 2010 at redemption prices of 103.438%, 102.292% and 101.146% of the principal amount thereof if the redemption occurs during the 12-month periods beginning on April 15 of the years 2010, 2011 and 2012, respectively, and at a redemption price of 100% of the principal amount thereof on and after April 15, 2013, in each case plus accrued and unpaid interest, if any, to the redemption date. In addition, prior to April 15, 2008, the Company may redeem up to 35% of the Notes with the proceeds from certain equity offerings at a redemption price of 106.875% of the principal amount of the Notes to be redeemed, plus accrued and underpaid interest thereon, if any, to the redemption date.
     If the Company experiences specific kinds of changes of control, it will be required to offer to purchase the Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest.
     The Notes are unsecured senior obligations of the Company and will rank equally in right of payment with all of its existing and future unsecured senior indebtedness. The guarantees of the Notes are senior unsecured obligations of the Guarantors and will rank equally in right of payment with all the existing and future unsecured senior indebtedness of the Guarantors. The Notes and the guarantees of the Notes will be effectively subordinated to the Company’s and the Guarantors’ existing and future secured indebtedness, including the Company’s obligations under its existing senior secured credit facility and the Guarantors’ guarantees of the existing senior secured credit facility.
     The Indenture includes covenants that limit the ability of the Company and its restricted subsidiaries to, among other things: incur additional debt; pay dividends on their capital stock or repurchase their capital stock; make certain investments; enter into certain types of transactions with affiliates; limit dividends or other payments by their restricted subsidiaries to the Company; use assets as security in other transactions; and sell certain assets or merge with or into other companies. The covenants are subject to a number of important exceptions and qualifications set forth in the Indenture.
     The Indenture provides for customary events of default, including failure to make required payments; failure to comply with certain agreements or covenants; failure to pay, or acceleration of, certain other material indebtedness; certain events of bankruptcy and insolvency; and failure to pay certain judgments. An event of default under the Indentures will allow either the trustee or the holders of at least 25% in principal amount of the then outstanding Notes to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the Notes.
     The foregoing description of the Notes and the Indenture is qualified in its entirety by reference to the Indenture (including the form of notes attached thereto), a copy of which is included as Exhibit 4.1 hereto and incorporated herein by reference.
     Registration Rights Agreement. Pursuant to a Registration Rights Agreement dated July 22, 2005 among the Company, the Guarantors and the initial purchasers relating to the Notes (the “Registration Rights Agreement”), the Company and the Guarantors are obligated to file and use their commercially reasonable efforts to cause to become effective a registration statement with respect to an offer to exchange the Notes for other freely tradable notes issued by the Company and that are registered with the Securities and Exchange Commission (the “SEC”) and have substantially identical terms as the Notes. The Registration Rights Agreement provides that if the Company is not able to effect the applicable exchange offer, the Company will file with the SEC and use its commercially reasonable efforts to cause to become effective a shelf registration statement relating to the resales of the Notes. Pursuant to the Registration Rights Agreement, the Company will be obligated to pay additional interest on the Notes in certain instances, including if it does not complete the related exchange by March 4, 2006.
     Some of the initial purchasers, and certain of their affiliates, perform various financial advisory, investment banking and commercial banking services for the Company and its subsidiaries, for which they receive usual and customary fees.
     The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the agreement, a copy of which is included as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement
     On July 25, 2005, the Company terminated the Credit Agreement, dated as of April 12, 2005, by and among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Securities, Inc., as sole bookrunner and sole lead arranger (the “Interim Facility”). Under the Interim Agreement, the Company could borrow, subject to certain conditions, up to an aggregate of $350 million (the “Interim Loans”), including $73,700,000 in dollar-denominated loans and up to the euro-equivalent of $276,300,000 in euro-denominated loans. As of July 25, 2005, the Company had borrowed $133.2 million on the Interim Facility in connection with the advance cash payments made pursuant to an Acquisition Agreement for its acquisition of Rossignol and the repayment of a prior credit facility.

     The interest rate on loans under the Interim Facility was equal to an adjusted LIBO rate plus a spread of 4.25%; provided, however, beginning on July 12, 2005 and quarterly thereafter the interest rate increased by 0.5%. Notwithstanding the foregoing, the interest rate on the loans could not exceed 10.5% per annum and could not be less than 7.25%. The interest rate on the loans outstanding on July 25, 2005 was 7.75%. The obligations of the Company under the Interim Facility were unsecured, but were guaranteed by certain U.S. subsidiaries of the Company.
     Some of the lenders, and certain of their affiliates, under the Interim Facility perform various financial advisory, investment banking and commercial banking services for the Company and its subsidiaries, for which they receive usual and customary fees.
     Borrowings under the Credit Agreement were repaid with a portion of the proceeds from the offering of the Notes.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03 by reference.

Item 8.01	Other Events
     The Company announced the anticipated closing of the private placement of the Notes in a press release dated July 22, 2005, which is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

The following exhibits are being furnished herewith:

Exhibit No.	Exhibit Title or Description
4.1	Indenture for the 6 7/8% Senior Notes due 2015 dated July 22, 2005 among Quiksilver, Inc., the subsidiary guarantors set forth therein and Wilmington Trust Company, as trustee, including the form of Global Note attached thereto

10.1	Registration Rights Agreement for the 6 7/8% Senior Notes due 2015 dated as of July 22, 2005, among Quiksilver, Inc., the Guarantors and the initial purchasers.

99.1	Press Release dated July 22, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 25, 2005	Quiksilver, Inc.
(Registrant)

	By:	/s/ Steven L. Brink

Steven L. Brink
Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Exhibit Title or Description
4.1	Indenture for the 6 7/8% Senior Notes due 2015 dated July 22, 2005 among Quiksilver, Inc., the subsidiary guarantors set forth therein and Wilmington Trust Company, as trustee, including the form of Global Note attached thereto

10.1	Registration Rights Agreement for the 6 7/8% Senior Notes due 2015 dated as of July 22, 2005, among Quiksilver, Inc., the Guarantors and the initial purchasers.

99.1	Press Release dated July 22, 2005.